Exhibit 99.1                              For more information contact:
                                          David Brunton, Chief Financial Officer
                                          SBE, Inc.
                                          (925) 355-7700
                                          davidb@sbei.com


                  SBE, Inc. Reports Third Quarter 2005 Results


SAN RAMON, CA -- August 24, 2005-- SBE, Inc. (Nasdaq: SBEI), a leading provider of high-performance IP-based networking solutions for next-generation storage and communications systems, today reported results for the three-month and nine-month periods ended July 31, 2005.

During the quarter just ended, the company completed the acquisition of PyX Technologies and raised $5.2 million in a private placement financing. Following the transactions, the company had 9.9 million shares of common stock outstanding, warrants to purchase 1.2 million shares of common stock, and employee stock options exercisable for an additional 4.4 million shares of common stock.

Net sales for the third quarter of 2005 were $1.7 million, compared with $2.9 million for the quarter ended July 31, 2004. The company reported a net loss for the third quarter of 2005 of $945,000, or $0.17 per share basic and diluted, compared to net income for the third quarter of 2004 of $79,000, or $0.02 basic per share and $0.01 per share diluted.

Net sales for the nine months ended July 31, 2005 were $6.2 million, compared with $8.8 million for the same period last year. Net loss was $1.7 million, or $0.32 per share basic and diluted, for the nine months ended July 31, 2005 compared to net income of $660,000, or $0.13 basic and $0.11 per share diluted, for the first nine months of fiscal 2004.

Business Outlook

"We appreciate the confidence of the SBE stockholders in approving the PyX acquisition and private placement financing. We believe SBE is well positioned to move forward with our strategy to provide IP storage solutions along with our current embedded communications products," commented Dan Grey, President and CEO of SBE. "SBE is already beginning to gain traction with PyX's iSCSI solutions as evidenced by several recent announcements of key OEM agreements, including LSI Logic, which bundles PyX iSCSI target software in its iMegaRAID(R) SATA adapter for affordable, yet fault tolerant, IP SAN solutions," continued Grey.

"SBE is pleased to partner with Texas Instruments for the development and marketing related to two new Voice over IP (VoIP) products to be released in the next quarter. We have received positive customer feedback on our VoIP designs, and believe our modularity, high port density, and low cost-per-port will allow SBE to have an impact in this market," said Grey.

"It is no coincidence that SBE now delivers IP storage and IP communications. IP networking solutions address the expansion of the virtual workforce, globalization, communications traffic growth, and the need for business agility by breaking down distance barriers and enabling new ways to share information and collaborate in a global business environment. We intend to address this new global environment with dynamic hardware and software IP solutions, and expect design win activity to increase, reflecting widespread iSCSI deployment and VoIP field trials during 2006," concluded Grey.


Conference Call Information

SBE's third quarter conference call will be held Thursday, August 25 at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. To access the call, please dial 800-875-9124 and enter access code number 8654963 or go to www.sbei.com approximately 10 minutes prior to the start of the call.

A replay of SBE's quarterly conference call will be available for 24 hours. To access the replay, please dial 800-642-1687 and enter code number 8654963. The replay can also be accessed following the conference call via the company web site at www.sbei.com.


About SBE

SBE designs and provides IP-based networking solutions for an extensive range of applied computing applications. SBE delivers a portfolio of scalable, standards-based hardware and software products, including iSCSI and VoIP, designed to enable optimal performance and rapid deployment across a wide range of next generation communications and storage systems. Based in San Ramon, California, SBE is a publicly traded company (NASDAQ: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. For additional information, please visit www.sbei.com.

                                     - ### -

This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about management's current estimates regarding net sales for the remainder of fiscal 2005, as well as statements about new product features, market opportunity for new products, and the demand for services that may be offered by SBE's customers. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, risks related to the company's reliance on a small number of OEM customers, rapidly changing product requirements, the introduction of new products, market acceptance of the company's products, and reliance on strategic partners. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q.

SBE and the SBE logo are registered trademarks of SBE, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.








                                - Tables Follow -

SBE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended July 31, 2005 and 2004
(In thousands, except per share amounts) (Unaudited)

                                              Three months ended                  Nine months ended
                                                    July 31,                           July 31,
                                             2005             2004              2005             2004
                                            -----             ----              ----             ----
Net sales                                   $1,720            $2,899           $6,240           $ 8,846
Cost of sales                                1,072             1,359            3,377             4,101
                                            -------           -------          -------          -------

Gross profit                                   648             1,540            2,863             4,745

Product research and development               626               548            1,672             1,596
Sales and marketing                            520               539            1,646             1,592
General and administrative                     446               376            1,241             1,140
Loan loss recovery                              --                --               --              (239)
                                            -------           -------         --------          -------

Total operating expenses                     1,592             1,463            4,559             4,089

Operating income (loss)                       (944)               77           (1,696)              656
Interest and other income (expense)             (1)                2               (8)               4
                                            -------           -------         --------          -------

Income (loss) before income taxes             (945)               79           (1,704)              660
                                            -------           -------         --------          -------

Net income (loss)                           $ (945)           $   79          $(1,704)          $   660
                                            =======           =======         ========          =======

Basic income (loss) per share              $ (0.17)           $ 0.02          $ (0.32)          $  0.13
                                           ========           =======         ========          =======

Diluted income (loss) per share            $ (0.17)           $ 0.01          $ (0.32)          $  0.11
                                           ========           =======         ========          =======

Basic -- shares used in per
share computations                           5,477             5,078            5,276             5,000
                                           ========           =======         ========          =======

Diluted -- shares used in per
share computations                           5,477             5,866            5,276             6,009
                                           ========           =======         ========          =======

SBE, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                                                 July 31,           October 31,
                                                                                   2005                 2004
                                                                                ----------          -----------
Current assets:
    Cash and cash equivalents                                                  $     5,001          $    1,849
    Trade accounts receivable, net                                                   1,377               1,668
    Inventories                                                                      1,446               1,926
    Other                                                                              252                 227
                                                                                ----------          ----------
          Total current assets                                                       8,076               5,670

Property, plant and equipment, net                                                     380                 427
Capitalized software costs, net                                                        195                  48
Intellectual property, net                                                          12,183          ----------
Other                                                                                   33                  28
                                                                                ----------          ----------
          Total assets                                                         $    20,867          $    6,173
                                                                                ==========          ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                                                      $      456          $      856
    Other accrued expenses                                                             618                 875
                                                                                ----------          ----------
          Total current liabilities                                                  1,074               1,731

Other long-term liabilities                                                            124                 139
                                                                                ----------          ----------
          Total liabilities                                                          1,198               1,870
                                                                                ----------          ----------

Stockholders' equity:
    Common stock                                                                    35,373              15,755
    Deferred compensation                                                           (2,548)                 --
    Accumulated deficit                                                            (13,156)            (11,452)
                                                                                ----------          ----------
          Total stockholders' equity                                                19,669               4,303
                                                                                ----------          ----------
          Total liabilities and stockholders' equity                           $    20,867          $    6,173
                                                                                ==========          ==========